Exhibit 10.79

AMENDMENT NO. 2 TO CREDIT AGREEMENT

AND AMENDMENT TO SECURITY AGREEMENT

This Amendment No. 2 to Credit Agreement and Amendment to Security Agreement (this “Amendment”), dated as of November 1, 2006, amends that certain Credit Agreement, dated as of September 19, 2005 (as amended, the “Agreement”), among the financial institutions from time to time parties thereto (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), Bank of America, N.A., with an office at 55 South Lake Avenue, Suite 900, Pasadena, California 91101, as administrative agent for the Lenders (in its capacity as agent, the “Agent”), Spansion LLC, a Delaware limited liability company (“Borrower”), and Spansion Inc., a Delaware corporation (“Parent”), and amends that certain Security Agreement, dated as of September 19, 2005 (as amended, the “Security Agreement”) between Borrower and Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

R E C I T A L S

WHEREAS, Borrower, the Lenders and the Agent have entered into the Agreement and Borrower and Agent have entered into the Security Agreement;

WHEREAS, Borrower desires to amend the Agreement and Security Agreement; and

WHEREAS, the Agent and the Lenders are willing to do so, subject to the terms and conditions stated herein.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Agent, the Lenders, and the Borrower hereby agree as follows.

A G R E E M E N T

Section 1. Amendments to the Agreement. The Agent, the Lenders, and the Borrower agree that the Agreement is hereby amended as follows:

A. The definition of “Borrowing Base” contained in Annex A to the Agreement is hereby amended to read as follows:

“Borrowing Base” means, at any time, an amount equal to: (a) the sum of (A) eighty-five percent (85%) of the Net Amount of Eligible Accounts (but for purposes of this calculation Eligible Accounts shall exclude Eligible Other Foreign Accounts), plus (B) the lesser of (1) $10,000,000 and (2) twenty five percent (25%) of the Net Amount of Eligible Other Foreign Accounts, minus

(b) Reserves from time to time established by the Agent in its reasonable credit judgment.

B. The definition of “Maximum Real Estate Loan Amount” contained in Annex A to the Agreement is hereby deleted.

C. The definition of “Permitted Liens” contained in Annex A to the Agreement is hereby amended to add thereto the following clause (m):

(m) Liens securing the Term Loan.

D. The definition of “Real Estate Availability Block” contained in Annex A to the Agreement is hereby deleted.

E. Annex A to the Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of November 1, 2006, between Agent and Term Loan Agent.

“Term Loan” means the Debt evidenced by the Term Loan Documents.

“Term Loan Agent” means Bank of America, N.A. in its capacity as agent under the Term Loan Documents.

“Term Loan Documents” means that certain Credit Agreement, dated as of November 1, 2006, among Parent, Borrower and Term Loan Agent and the Loan Documents as defined therein, and all amendments substitutions and refinancings thereof.

F. Section 7.13 (Debt) of the Agreement is hereby amended to add thereto clause (h) as an additional category of permitted Debt as follows:

, (h) the Exchangeable Senior Subordinated Debentures of up to $275 million issued by Borrower on or about June 5, 2006, and (i) the Term Loan.

G. Section 9.1(d) (Events of Default) of the Agreement is hereby amended to add to the first line thereof, after the reference to “the High Yield Notes” the following:

, the Term Loan

H. Section 11.1(a) (Amendments and Waivers) is hereby amended to delete from clause (ix) thereof the phrase, “or the Maximum Real Estate Loan Amount”.

I. Section 13.13 (Final Agreement) is hereby amended to add thereto the following:

To the extent any representations and warranties or covenants contained herein or in any other Loan Document are inconsistent with the treatment of the Collateral contemplated by the Intercreditor Agreement, dated as of November 1, 2006, between Agent and the Term Loan Agent, such representations and warranties or covenants shall be deemed conformed so as to be consistent with such treatment.”.

J. Exhibit A to the Agreement (Borrowing Base Certificate) is hereby replaced with Exhibit A to this Amendment.

Section 2. Amendments to Security Agreement. The Agent and the Borrower agree that the Security Agreement is hereby amended as follows:

A. The definition of “Goods” in Section 1 of Security Agreement is hereby amended to read as follows:

“Goods” means all “goods” as defined in the UCC (including Inventory and Equipment), now owned or hereafter acquired by Grantor, wherever located, including embedded software to the extent included in “goods” as defined in the UCC (including Inventory and Equipment), manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

B. Section 2 of the Security Agreement is hereby amended to read as follows:

2. GRANT OF LIEN.

(a) As security for all Obligations, the Grantor hereby grants to the Agent, for the benefit of the Agent and the Lenders, a continuing security interest in, lien on, assignment of and right of set off against, all of the following property and assets of the Grantor, whether now owned or existing or hereafter acquired or arising, regardless of where located:

(i) all Accounts;

(ii) all contract rights;

(iii) all Chattel Paper;

(iv) all Documents;

(v) all Instruments;

(vi) all Supporting Obligations and Letter-of-Credit Rights;

(vii) all General Intangibles;

(viii) all Goods;

(ix) all Investment Property;

(x) all money, cash, cash equivalents, securities and other property of any kind of the Grantor held directly or indirectly by the Agent or any Lender;

(xi) all of the Grantor’s Deposit Accounts, credits, and balances with and other claims against the Agent or any Lender or any of their Affiliates or any other financial institution with which the Grantor maintains deposits, including any Payment Accounts;

(xii) all books, records and other property related to or referring to any of the foregoing, including books, records, account ledgers, data processing records, computer software and other property and General Intangibles at any time evidencing or relating to any of the foregoing; and

(xiii) all accessions to, substitutions for and replacements, products and proceeds of any of the foregoing, including, but not limited to, proceeds of any insurance policies, claims against third parties, and condemnation or requisition payments with respect to all or any of the foregoing.

All of the foregoing, together with the Real Estate covered by the Mortgage(s), all equity interests in Subsidiaries pledged to the Agent and all other property of the Grantor in which the Agent or any Lender may at any time be granted a Lien as collateral for the Obligations, is herein collectively referred to as the “Collateral.”

Notwithstanding the foregoing, the Collateral shall not be deemed to include the following: (a) any General Intangibles of the Grantor consisting of licenses, leases or other contracts to the extent that (i) such General Intangibles are not assignable or capable of being encumbered as a matter of law or under the terms of the license, lease or other agreement applicable thereto (but solely to the extent that any such restriction shall be enforceable under applicable law), without the consent of the licensor or lessor thereof or other applicable party thereto, and (ii) such consent has not been obtained; provided, however, that the foregoing grant of security interest shall extend to, and the term “Collateral” shall include (but subject to the exclusions set forth in clause (i) and (ii) above), (1) any General Intangibles which are proceeds of, or otherwise related to the enforcement or collection of, any Account, (2) any and all proceeds of any General Intangible, and (3) upon obtaining the consent of any such licensor, lessor or other applicable party with respect to any such otherwise excluded General Intangibles (it being understood by the parties that the Grantor shall be under no obligation hereunder to obtain any such consent), such General Intangibles, as well as any and all proceeds thereof, that might have theretofore have been excluded from such grant of a security interest and the term “Collateral”; (b) any copyrights, copyright applications, copyright registration and like protection in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; any patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, trademarks, service marks and applications therefor, whether registered or not, and the goodwill of the business of Grantor connected with and symbolized by such trademarks, any trade secret rights, including any rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; or any claims for damage by way of any past, present and future infringement of any of the foregoing set forth in this clause (b) (collectively, the “Intellectual Property”), except that the Collateral shall include the proceeds of all the Intellectual Property that are Accounts of Grantor, or General Intangibles consisting of rights to payment, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in such Accounts and General Intangibles of Grantor that are proceeds of the Intellectual Property, then the Collateral shall automatically, and effective as of date hereof, include the Intellectual Property to the extent necessary to permit perfection of Agent’s security interest in such Accounts and General Intangibles of Grantor that are proceeds of the Intellectual Property; and (c) more than 65% of the aggregate issued and outstanding voting equity interests of any subsidiary of Borrower incorporated or organized other than under the state of federal laws of the United States or any assets of any such foreign subsidiary of Borrower.

(b) All of the Obligations shall be secured by all of the Collateral.

C. Section 6 of the Security Agreement is hereby amended to revise clause (b) thereof to read as follows:

(b) the Agent’s Liens in the Collateral will not be subject to any prior Lien except for those Liens identified in clauses (c), (d), (e), (g), (h), and (k) of the definition of Permitted Liens, and except for Liens in favor of Term Loan Agent to the extent provided under the Intercreditor Agreement.

D. Section 18(d) of the Security Agreement is hereby amended to delete therefrom the last sentence thereof.

Section 3. Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

A. Amendment. A fully executed copy of this Amendment signed by the Borrower and the Lenders, and acknowledged by the Guarantor, shall be delivered to the Agent; and

B. Term Loan Documents. The Agent shall have received copies of the fully executed Term Loan Documents which shall be on terms and conditions satisfactory to Agent and the Lenders.

C. Intercreditor Agreement. The Agent and the Term Loan Agent shall have entered into an Intercreditor Agreement on terms and conditions satisfactory to Agent and the Lenders.

D. Other Documents. The Borrower shall have executed and delivered to the Agent such other documents and instruments as the Agent may reasonably require in furtherance of this Amendment.

Section 4. Miscellaneous.

A. Survival of Representations and Warranties. All representations and warranties made in the Agreement, the Security Agreement or any other document or documents relating thereto, including, without limitation, any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Agent or Lenders or any closing shall affect the representations and warranties or the right of Agent or Lenders to rely thereon.

B. Reference to Agreement. The Agreement, the Security Agreement, and each of the other Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof, or pursuant to the terms of the Agreement or the Security Agreement as amended hereby, are hereby amended so that any reference therein to the Agreement or the Security Agreement, as applicable, shall mean a reference to the Agreement or the Security Agreement as amended hereby.

C. Agreement and Security Agreement Remain in Effect. The Agreement, the Security Agreement and the other Loan Documents, as amended hereby, remain in full force and effect and the Borrower ratifies and confirms its agreements and covenants contained therein. The Borrower hereby confirms that, after giving effect to this Amendment, no Event of Default or Default exists as of the effective date of this Amendment.

D. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

E. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UCC) OF THE STATE OF CALIFORNIA.

F. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Agent, the Lenders, and the Borrower and their respective successors and assigns; provided, however, that the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Lenders.

G. Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

H. Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

I. NO ORAL AGREEMENTS. THIS AMENDMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS AS WRITTEN, REPRESENTS THE FINAL AGREEMENT AMONG THE AGENT, THE LENDERS, AND THE BORROWER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE AGENT, THE LENDERS, AND THE BORROWER.

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IN WITNESS WHEREOF, the parties have executed this Amendment on the date first above written.

“BORROWER”

SPANSION LLC,
a Delaware limited liability company

By:	/s/ Dario Sacomani
Name:	Dario Sacomani
Title:	Executive Vice President and Chief Financial Officer

“PARENT”

SPANSION INC.,
a Delaware corporation

By:	/s/ Dario Sacomani
Name:	Dario Sacomani
Title:	Executive Vice President and Chief Financial Officer

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“AGENT”

BANK OF AMERICA, N.A.,
as the Agent

By:	/s/ Blair Mertens
Name:	Blair Mertens
Title:	Vice President

“LENDERS”

BANK OF AMERICA, N.A.,

By:	/s/ Blair Mertens
Name:	Blair Mertens
Title:	Vice President

GE CAPITAL CORPORATION

By:	/s/ Ali Mirza
Name:	Ali Mirza
Title:	Duly Authorized Signatory

MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc.

By:	/s/ Thomas Bukowski
Name:	Thomas Bukowski
Title:	Director

WELLS FARGO FOOTHILL, INC.

By:	/s/ Jennifer Fong
Name:	Jennifer Fong
Title:	Assistant Vice President

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Each of the undersigned parties (each, a “Guarantor”), (i) consents to and approves the execution and delivery of this Amendment by the parties hereto, (ii) agrees that this Amendment does not and shall not limit or diminish in any manner the obligations of the Guarantor pursuant to the guarantee delivered in connection with the Agreement (the “Guarantee”) by the undersigned and that such obligations would not be limited or diminished in any manner even if Guarantor had not reaffirmed this Amendment, (iii) agrees that this Amendment shall not be construed as requiring the consent of the Guarantor in any other circumstance, (iv) reaffirms each of its obligations under the Guarantee, and (v) agrees that the Guarantee remain in full force and effect and is hereby ratified and confirmed.

“GUARANTORS”

SPANSION INTERNATIONAL, INC.,
a Delaware corporation

By:	/s/ Dario Sacomani
Name:	Dario Sacomani
Title:	Executive Vice President and Chief Financial Officer

SPANSION INC.,
a Delaware corporation

By:	/s/ Dario Sacomani
Name:	Dario Sacomani
Title:	Executive Vice President and Chief Financial Officer

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